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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 2, 1997
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                        COMMERCIAL FEDERAL CORPORATION
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            (Exact name of registrant as specified in its charter)



        NEBRASKA                      1-11515                  47-0658852
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(State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)              File Number         Identification Number)


2120 SOUTH 72nd STREET, OMAHA, NEBRASKA                         68124
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
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                                NOT APPLICABLE
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         (Former name or former address, if changed since last report)

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                        COMMERCIAL FEDERAL CORPORATION
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                                   FORM 8-K
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                                CURRENT REPORT
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Item 5.  Other Events:
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On September 2, 1997, Commercial Federal Corporation ("Commercial Federal")
entered into a Reorganization and Merger Agreement (the "Agreement") with Mid Continent Bancshares, Inc. (Mid Continent), parent company of Mid-Continent Federal Savings Bank. Under the terms of the Agreement, Commercial Federal will acquire in a tax-free reorganization all 1,958,250 of the outstanding shares of Mid Continent's common stock in exchange for Commercial Federal's common stock. The precise exchange ratio will be determined based upon the average closing price of Commercial Federal's common stock during a twenty consecutive trading day period prior to closing. Based on Commercial Federal's closing price on September 2, 1997, Mid Continent shareholders would receive .8693 shares of Commercial Federal common stock. The transaction has an aggregate value of approximately $74.9 million, or $38.25 per share.

Mid Continent, headquartered in El Dorado, Kansas, operates ten branches located in Kansas. At June 30, 1997, Mid Continent had total assets of approximately $408.6 million, deposits of approximately $247.0 million and stockholders' equity of approximately $38.4 million. Following the acquisition, Mid-Continent Federal Savings Bank will be merged with and into Commercial Federal Bank, a wholly-owned subsidiary of Commercial Federal Corporation.

This proposed acquisition, which is subject to receipt of regulatory approvals, Mid Continent shareholders' approval and other conditions, is expected to close in the second calendar quarter of 1998. For additional information, see the press release dated September 2, 1997, which is attached hereto as Exhibit 99 and incorporated by reference herein.

Management of Commercial Federal has deemed this proposed acquisition not material given the estimated effect of Mid Continent on Commercial Federal's financial condition and results of operations, and therefore not a transaction reportable under Item 2, "Acquisition and Disposition of Assets," of Form 8-K. Accordingly, financial statements of the business acquired and pro forma financial information relating to Item 7, "Financial Statements, Pro Forma Financial Information and Exhibits," are not required and will not be furnished.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:
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(c)  Exhibits:

     Exhibit 99:  Press Release dated September 2, 1997

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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 COMMERCIAL FEDERAL CORPORATION
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                                 (Registrant)


Date:  September 4, 1997         /s/  James A. Laphen
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                                 James A. Laphen, President, Chief Operating
                                 Officer and Chief Financial Officer (Duly
                                 Authorized and Principal Financial Officer)

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